EXHIBIT 1.1



                              Vicar Operating, Inc.

                    9.875% Senior Subordinated Notes due 2009

                      unconditionally guaranteed as to the
                         payment of principal, premium,
                             if any, and interest by

                   the Guarantors listed on Schedule I hereto

                                   ----------

                               PURCHASE AGREEMENT


                                                             November 20, 2001


Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Ladies and Gentlemen:

     Vicar Operating, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Goldman, Sachs & Co. (the "Purchaser") an aggregate of $170,000,000 principal amount of the Senior Subordinated Notes of the Company specified above (the "Securities"). The Securities will be unconditionally guaranteed (the "Guarantees"), on a joint and several basis, by the Guarantors named in Schedule 1 hereto (the "Guarantors" and, together with the Company, the "Issuers") as provided for in the Indenture (as defined below) and, unless the context otherwise requires, any reference to the "Securities" shall include a reference to the related Guarantees.

     The Company is a wholly owned subsidiary of VCA Antech, Inc., a Delaware corporation ("Holdings"). Holdings will be a Guarantor under the Indenture.

     1. The Issuers, jointly and severally, represent and warrant to, and agree with, the Purchaser that:

          (a) A preliminary offering circular, dated October 31, 2001 (the "Preliminary Offering Circular"), and an offering circular, dated November 20, 2001 (the "Offering Circular"), have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 5(f)) furnished by the Issuers prior to the completion of the distribution of the Securities. The Preliminary Offering Circular and the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for use therein;

          (b) None of Holdings, the Company nor any of the Company's subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock or long-term debt of Holdings, the Company or any of the Company's subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of Holdings, the Company and the Company's subsidiaries, otherwise than as set forth or contemplated in the Offering Circular;

          (c) Holdings, the Company and the Company's subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Holdings, the Company and the Company's subsidiaries; and any real property and buildings held under lease by Holdings, the Company and the Company's subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Company's subsidiaries;

          (d) Each of the Issuers and each "significant subsidiary" of the Company (as such term is defined in Rule 1.02 of Regulation S-X) (each, a "Significant Subsidiary") that is not a Guarantor (such Significant Subsidiaries, together with the Issuers, the "VCA Entities") has been duly incorporated or, in the case of a limited partnership or limited liability company, formed, and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate, limited partnership or limited liability company and other) to own its properties and conduct its business as described in the Offering Circular and has been duly qualified as a foreign corporation, partnership or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except such as would not reasonably be expected to have, individually or in the aggregate, a material adverse

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     effect on (i) the current and future financial position, stockholders'
     equity, results of operations of the Issuers and their subsidiaries taken as a whole or (ii) the ability of the Issuers to perform their obligations under this Agreement, the Securities, the Indenture or the Exchange and Registration Rights Agreement (a "Material Adverse Effect");

          (e) Holdings has an authorized capitalization as set forth in the Offering Circular under the caption "Capitalization;" the authorized capital stock of the Company is 1,000 shares of common stock, of which 100 shares are outstanding and are owned directly by Holdings (and such shares of common stock of the Company are the only asset of Holdings); all of the issued shares of Holdings and the Company have been duly and validly authorized and issued and are fully paid and non-assessable and, except as set forth in the Offering Circular, are free and clear of all liens, encumbrances, equities or claims; and all of the issued shares of capital stock or membership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Offering Circular, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; no wholly owned subsidiary of Holdings (other than (i) the Company or (ii) a subsidiary of Holdings for which articles of dissolution (or similar documents) have been filed in such subsidiary's jurisdiction of incorporation or organization) is not a Guarantor;

          (f) The Securities have been duly authorized by the Issuers and, when duly authenticated, issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Issuers entitled to the benefits provided by the indenture to be dated as of November 27, 2001 (the "Indenture") among the Issuers and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee"), under which they are to be issued, which will be substantially in the form previously delivered to you, enforceable against the Issuers in accordance with their terms, subject to (i) bankruptcy, insolvency, receivership, reorganization and other laws relating to or affecting creditors' rights and (ii) general equity principles whether addressed in a proceeding in equity or at law (the matters summarized in clauses (i) and (ii) collectively, the "Enforceability Exceptions"); the Indenture has been duly authorized by the Issuers and, when executed and delivered by the Issuers, the Indenture will constitute a valid and legally binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms, subject, to the Enforceability Exceptions and the Securities and the Indenture will conform in all material respects, to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

          (g) The Exchange and Registration Rights Agreement, dated as of the Time of Delivery (as defined herein), among the Issuers and the Purchaser (the "Exchange and Registration Rights Agreement") has been duly authorized, executed and delivered by each of the Issuers and constitutes a valid and legally binding obligation of each of the Issuers, enforceable in accordance with its terms, subject to the Enforceability Exceptions and to limitations arising under law or public policy on the enforceability of indemnity, contribution and similar claims; and the Exchange and

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     Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Circular and will be substantially in the form previously delivered to you;

          (h) The Exchange Securities (as defined in the Exchange and Registration Rights Agreement) have been duly authorized by each of the Issuers and, when executed, authenticated, issued and delivered in accordance with the Indenture and the Exchange and Registration Rights Agreement, will constitute valid and legally binding obligations of each of the Issuers, entitled to the benefits provided by the Indenture, under which they are to be issued, and enforceable against each of the Issuers in accordance with their terms, subject to the Enforceability Exceptions;

          (i) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System;

          (j) Prior to the date hereof, no VCA Entity nor any affiliate of a VCA Entity has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

          (k) The issue and sale of the Securities and the compliance by the Issuers with all of the provisions of the Securities, the Indenture, the Exchange and Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not
     (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any VCA Entity is a party or by which any VCA Entity is bound or to which any of the property or assets of any VCA Entity is subject, (ii) violate any provision of the Certificate of Incorporation or By-laws or similar governing documents of Holdings or the Company or any of the Company's subsidiaries or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any VCA Entity or any of their properties except, in the case of clauses (i) and (iii) of this paragraph, where such conflicts, breaches, violations or defaults would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Issuers of the transactions contemplated by this Agreement, the Exchange and Registration Rights Agreement or the Indenture, except for the filing of a registration statement by the Issuers with the Securities and Exchange Commission (the "Commission") pursuant to the United States Securities Act of 1933, as amended (the "Act"), and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchaser;

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          (l) No VCA Entity is (i) in violation of its Certificate of
     Incorporation or By-laws or other similar governing documents or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except, in the case of clause (ii) of this paragraph, where such default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (m) The statements set forth in the Offering Circular under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Securities and under the captions "Certain Federal Income Tax Consequences" and "Underwriting," insofar as they purports to summarize the provisions of the laws and documents referred to therein fairly and accurately summarize the subject matter thereof in all material respects;

          (n) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which Holdings or the Company or any of the Company's subsidiaries is a party or of which any property of Holdings, the Company or any of the Company's subsidiaries is the subject which, if determined adversely to Holdings or the Company or any of the Company's subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (o) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as any other securities of the Issuers which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

          (p) None of Holdings, the Company nor any of the Company's subsidiaries is, nor after giving effect to the offering and sale of the Securities will be, an "investment company," as such term is defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

          (q) Neither the Company nor any person acting on its behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restrictions" within the meaning of such Rule 902;

          (r) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchaser hereunder. The Company will take

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     reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule
     902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

          (s) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

          (t) The financial statements included in the Offering Circular present fairly in all material respects the financial position of Holdings and its consolidated subsidiaries as of the dates shown and their results of operations, changes in stockholders' equity and cash flows for the periods shown, and such financial statements have been prepared in conformity in all material respects with the generally accepted accounting principles in the United States applied on a consistent basis. The information set forth under the captions "Offering Circular Summary-- Summary Consolidated Financial Data" and "Selected Historical Consolidated Financial Data" included in the Offering Circular present fairly the information set forth therein on a basis consistent in all material respects with that of the audited financial statements of Holdings and its consolidated subsidiaries. The ratios of earnings to fixed charges set forth in the Offering Circular under the caption "Selected Historical Consolidated Financial Data" have been calculated in compliance with item 503(d) of Regulation S-K;

          (u) Arthur Andersen LLP, who have certified certain financial statements of Holdings and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

          (v) Holdings, the Company and the Company's subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Offering Circular ("Permits"), except where the failure to obtain such Permits (by possession, declaration or filing) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (w) Except as described in the Offering Circular (A) Holdings, the Company and each of the Company's subsidiaries is in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (B) Holdings, the Company and each of the Company's subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has, and is in compliance with, all Permits required under any applicable Environmental

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     Laws and each of them is in full force and effect, (C) to the best knowledge of the Company, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or threatened against Holdings, the Company or any of the Company's subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned or leased by Holdings, the Company or any of the Company's subsidiaries, (E) none of Holdings, the Company or any of the Company's subsidiaries has received written notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any state "superfund" law, (F) no property or facility of Holdings, the Company or any of the Company's subsidiaries is listed or, to the best knowledge of the Company, proposed for listing on the National Priorities List under CERCLA, except such as would not reasonably be expected to have, individually and in the aggregate, a Material Adverse Effect;

          For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, provincial, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom;

          (x) There is no strike or material labor dispute, slowdown or work stoppage with the employees of Holdings, the Company or any of the Company's subsidiaries which is pending or, to the best knowledge of the Company, threatened;

          (y) Holdings, the Company and the Company's subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed except where the failure to so file such returns would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and has paid all taxes shown thereon and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith; and there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against Holdings, the Company or any of the Company's subsidiaries that could result, individually or in the aggregate, in a Material Adverse Effect;

          (z) Each of Holdings, the Company and the Company's subsidiaries carries insurance (including self-insurance, if any) in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties;

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          (aa) Except as described in the Offering Circular, none of Holdings, the Company nor any of the Company's subsidiaries has incurred any liability for any prohibited transaction or accumulated funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which Holdings, the Company or any of the Company's subsidiaries makes or ever has made a contribution and in which any employee of Holdings, the Company or any such subsidiary is or has ever been a participant, which would, individually or in the aggregate, have a material adverse effect. With respect to such plans, each of Holdings, the Company and the Company's subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (bb) Assuming that the representations and warranties of the Purchaser contained in Section 3 and Annex I are true and correct and that the Purchaser complies with its agreements contained in Section 3 and Annex I, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchaser or the reoffer and resale by the Purchaser in the manner contemplated by this Agreement and the Offering Circular to register the Securities under the Act or to qualify the Indenture in respect of the Securities under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); and

          (cc) The laboratory internal revenue growth percentage figures included in the Offering Circular are computed by the Company in the manner set forth in the Offering Circular under the caption "Summary Consolidated Financial Data," footnote 5, and are based upon estimates and assumptions all of which, taken as a whole, management of the Company believes to be reasonable. In addition, management of the Company has no reason to believe that the sources from which the pre-acquisition historical laboratory revenue information provided to the Company by the sellers of the applicable laboratories and used by the Company in determining laboratory revenue of acquired laboratories are not reliable, reasonable and accurate.

     2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser, and, subject to the terms and conditions herein set forth, the Purchaser agrees to purchase from the Company, at a purchase price of 97.0% of the principal amount thereof, plus accrued interest, if any, from November 27, 2001 to the Time of Delivery (as defined below), $170,000,000 aggregate principal amount of Securities.

     3. Upon the authorization by you of the release of the Securities, the Purchaser proposes to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and the Purchaser hereby represents and warrants to, and agrees with, the Company that:

          (a) It will offer and sell the Securities only to: persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A;

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          (b) It is an "accredited investor" (an "Institutional Accredited
     Investor") within the meaning of Rule 501 of the Act; and

          (c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

     4. (a) The Securities to be purchased by the Purchaser hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of the Purchaser, against payment by or on behalf of the Purchaser of the purchase price therefor by wire transfer, payable to the order of the Company in Federal (same day) funds. The Company will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the "Designated Office"). The Securities to be purchased by the Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with DTC or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co. by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The time and date of such delivery and payment shall be 12:00 p.m., New York City time, on November 27, 2001 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery."

     (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchaser pursuant to Section 7(h) hereof, will be delivered at such time and date at the offices of Akin, Gump, Strauss, Hauer & Feld, LLP, 2029 Century Park East, Los Angeles, California (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 9:00 a.m., Pacific time, on the California Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "California Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in California are generally authorized or obligated by law or executive order to close.

     5. The Issuers, jointly and severally, agree with the Purchaser:

          (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

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          (b) Promptly from time to time to take such commercially reasonable action as you may request to qualify the Securities for offering and sale under the securities laws of such jurisdictions within the United States as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; PROVIDED, that in connection therewith no Issuer shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) To furnish the Purchaser with two copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to the Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

          (d) During the period beginning from the date hereof and continuing until the date six months after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of any Issuer that are substantially similar to the Securities;

          (e) Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

          (f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of Securities information (the "Additional Issuer Information") satisfying the requirements of subsection
     (d)(4)(i) of Rule 144A under the Act;

          (g) If requested by you, to use its best efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

          (h) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of Holdings and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its stockholders consolidated summary financial information of Holdings and its subsidiaries for such quarter in reasonable detail;

          (i) During a period of three years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of Holdings or the Company generally, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of Holdings or the Company is listed; and (ii) such additional information concerning the business and financial condition of Holdings or the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of Holdings, the Company and the Company's subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission or furnished by Holdings or the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Trust Indenture Act;

          (j) During a period of two years after the Time of Delivery, the Company will not resell, and will use its reasonable best efforts to prevent any of its "affiliates" (as defined in Rule 144 under the Act) from, reselling any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

          (k) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds."

     6. The Issuers, jointly and severally, covenant and agree with the Purchaser to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuers' counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchaser and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
Section 5(b) hereof, including the fees and disbursements of counsel for the Purchaser in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities;
(vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL; and (viii) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 10 hereof, the Purchaser will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make.

     7. The obligations of the Purchaser hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Issuers herein are, at and as of the Time of Delivery, true and correct, the condition that the Issuers shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) Cahill Gordon & Reindel, counsel for the Purchaser, shall have furnished to you its opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (b) Counsel for the Issuers1 shall have furnished to you their written opinions, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) Each of Holdings, the Company and any Significant Subsidiary of the Company has been duly incorporated or, in the case of a limited partnership or limited liability company, formed and each of the Issuers is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate, partnership or limited liability company and other) to own its properties and conduct its business as described in the Offering Circular and has been duly qualified as a foreign corporation, partnership or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or has any permanently located employees, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Issuers, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

------------------------------
1 To be appropriately divided between Irell & Manella LLP and Akin, Gump, Strauss, Hauer & Feld, LLP.

               (ii) Holdings has an authorized capitalization as set forth in the Offering Circular; the authorized capital stock of the Company is 1,000 shares of common stock, of which 100 shares are outstanding and are owned directly by Holdings; and all of the issued shares of capital stock of each of Holdings and the Company have been duly and validly authorized and issued and are fully paid and non-assessable and, except as set forth in the Offering Circular, are free and clear of all liens, encumbrances, equities or claims created pursuant to any material contract to which any of the Issuers is a party or, to the knowledge of such counsel, all other liens, encumbrances, equities or claims;

               (iii) All of the issued shares of capital stock or membership interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Offering Circular) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

               (iv) To such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which any of the Issuers is a party or of which any property of the Issuers or any of the Issuers is the subject; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (v) The Purchase Agreement has been duly authorized, executed and delivered by each of the Issuers;

               (vi) The 9.875% Senior Subordinated Notes due 2009 (the "Notes") have been duly authorized by the Company (including any temporary global Note), and the Guarantees have been duly authorized by the Guarantors, and the Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchaser in accordance with the terms of the Purchase Agreement, will be valid and legally binding obligations of the Company, and the Guarantees will be valid and legally binding obligations of the Guarantors, entitled to the benefits provided by the Indenture and enforceable against the Issuers, as applicable, in accordance with their terms, subject to the Enforceability Exceptions; and the Notes, the Guarantees and the Indenture conform in all material respects to the descriptions thereof in the Offering Circular;

               (vii) The Indenture has been duly authorized, executed and delivered by the Issuers and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject to the Enforceability

          Exceptions and to limitations arising under law or public policy on the enforceability of the Trustee's rights to indemnity and similar claims;

               (viii) The Exchange and Registration Rights Agreement has been duly authorized, executed and delivered by each of the Issuers and constitutes a valid and legally binding agreement of each of the Issuers, enforceable in accordance with its terms, subject to the Enforceability Exceptions and to limitations arising under law or public policy on the enforceability of indemnity, contribution and similar claims;

               (ix) The notes to be issued in exchange for the Notes as contemplated by the Exchange and Registration Rights Agreement (the "Exchange Notes") have been duly authorized by the Company, and the guarantees to be issued in exchange for the Guarantees as contemplated by the Exchange and Registration Rights Agreement (the "Exchange Guarantees") have been duly authorized by the Guarantors, and, the Exchange Notes when executed, authenticated, issued and delivered in accordance with the Indenture and the Exchange and Registration Rights Agreement, will constitute valid and legally binding obligations of the Company, and the Exchange Guarantees will be valid and legally binding obligations of the Guarantors, entitled generally to the benefits provided by the Indenture, under which they are to be issued, and enforceable against each of the Issuers, as applicable, in accordance with their terms, subject to the Enforceability Exceptions;

               (x) The issue and sale of the Notes by the Company, and the compliance by the Issuers with all of the provisions of the Notes, the Guarantees, the Indenture, the Exchange and Registration Rights Agreement and the Purchase Agreement and the consummation of the transactions herein and therein contemplated will not, to the best of such counsel's knowledge, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified to such counsel as material to the Issuers taken as a whole, and listed on a schedule to such counsel's opinion to which Holdings or the Company or any of the Company's subsidiaries is a party or by which Holdings or the Company or any of the Company's subsidiaries is bound or to which any of the property or assets of Holdings, the Company or any of the Company's subsidiaries is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws or similar governing documents of any Issuer or any statute or any order that is known to such counsel, rule or regulation of any court or governmental agency or body having jurisdiction over any Issuer or any of their properties, in each case, that in such counsel's experience are customarily applicable to transactions such as those contemplated by the purchase and distribution of the Securities by the Purchaser;

               (xi) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body that in such counsel's experience are customarily applicable to transactions such as those contemplated by the purchase and distribution of the Securities by the Purchaser is required for the issue and sale of the Securities or the consummation by the Issuers of the transactions contemplated by the Purchase Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws (and, in the case of the exchange of securities as contemplated by the Exchange and Registration Rights Agreement, the Act) in connection with the purchase and distribution of the Securities by the Purchaser and such consents, approvals, authorizations, registrations and qualifications as have already been obtained;

               (xii) The statements set forth in the Offering Circular under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Securities and the Exchange and Registration Rights Agreement, and under the captions "Description of Certain Indebtedness and Preferred Stock," "Certain Federal Income Tax Consequences" and "Underwriting," insofar as they purport to summarize the provisions of the laws and documents referred to therein, fairly and accurately summarize the subject matter thereof in all material respects;

               (xiii) Assuming that the representations and warranties of the Issuers contained in Section 1 and the representations and warranties of the Purchaser contained in Section 3 are true and correct and that the Purchaser complies with its agreements contained in Section 3, no registration of the Securities under the Act, and no qualification of an indenture under the United States Trust Indenture Act of 1939 with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchaser in the manner contemplated by the Purchase Agreement (it being understood that such counsel need proffer no opinion as to any subsequent resale);

               (xiv) None of the Issuers is an "investment company," as such term is defined in the Investment Company Act;

               (xv) None of the Issuers is in violation of its Certificate of Incorporation, By-laws or similar governing documents or, except as disclosed in the Offering Circular, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; and

               (xvi) The statements set forth in the Offering Circular under the caption "Business-Government Regulation," "Business-Animal Hospitals-Ownership Limitations," "Business-Legal Proceedings," "Management" and "Related Party Transactions" insofar as they purport to describe laws, legal proceedings, legal matters and documents fairly and accurately summarize the subject matter thereof in all material respects.

     In addition, Akin, Gump, Strauss, Hauer & Feld, LLP shall state that they have participated in discussions with your representatives, representatives of the Issuers and their counsel and independent public accountants concerning the preparation of the Offering Circular. Such counsel shall state that, although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements in the Offering Circular (except to the extent specified elsewhere in such letter or with reference to such counsel), no facts have come to their attention that lead such counsel to believe that the Offering Circular (other than the financial statements and other financial data contained therein as to which such counsel need express no belief), on the date of such Offering Circular and as of the Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) On the date of the Offering Circular prior to the execution of this Agreement, and also at the Time of Delivery, Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

          (d) (i) None of Holdings, the Company or any of the Company's subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of Holdings, the Company or any of the Company's subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of Holdings, the Company and the Company's, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Purchaser so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

          (e) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded Holdings' or the Company's debt securities or Holdings' preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of Holdings' or the Company's debt securities or Holdings' preferred stock;

          (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Nasdaq or in the over-the-counter market; (ii) a suspension or material limitation in any trading in the Company's securities on the New York Stock Exchange, Nasdaq or in the over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere if the effect of any such event specified in clause (iii), (iv) or (v) in the judgment of the Purchaser makes it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

          (g) The Securities have been designated for trading on PORTAL;

          (h) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of each of the Issuers satisfactory to you as to the accuracy of the representations and warranties of the Issuers herein at and as of such Time of Delivery, as to the performance by the Issuers of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (d) and (e) of this Section and as to such other matters as you may reasonably request;

          (i) Holdings shall have obtained the requisite amendment and/or waiver, as applicable, from the holders of its 15.5% Senior Notes due 2010 as of the Time of Delivery on terms previously disclosed to the Purchaser;

          (j) The Company shall have obtained the requisite amendment and/or waiver, as applicable, from the holders of its 13.5% Senior Subordinated Notes due 2010 as of the Time of Delivery on terms previously disclosed to the Purchaser;

          (k) The Company shall have obtained the requisite amendment to the Credit and Guaranty Agreement dated as of September 20, 2000 as of the Time of Delivery on terms previously disclosed to the Purchaser;

          (l) The Purchaser shall have received the Exchange and Registration Rights Agreement executed by the Company and the Guarantors and such agreement shall be in full force and effect at all times from and after the Time of Delivery; and

          (m) Holdings shall have consummated its initial public offering of equity securities as of the Time of Delivery on terms previously disclosed to the Purchaser.

     8. (a) The Issuers, jointly and severally, will indemnify and hold harmless the Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Issuers shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein.

     (b) The Purchaser will indemnify and hold harmless each Issuer against any losses, claims, damages or liabilities to which such Issuer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein; and will reimburse each Issuer for any legal or other expenses reasonably incurred by such Issuer in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and
(ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Purchaser on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers bear to the total underwriting discounts and commissions received by the Purchaser, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or the Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers and the Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     (e) The obligations of the Issuers under this Section 8 shall be in addition to any liability which the Issuers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchaser within the meaning of the Act; and the obligations of the Purchaser under this Section 8 shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuers and to each person, if any, who controls any Issuer within the meaning of the Act.

     9. The respective indemnities, agreements, representations, warranties and other statements of the Issuers and the Purchaser, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Purchaser or any controlling person of the Purchaser, or any Issuer, or any officer or director or controlling person of any Issuer, and shall survive delivery of and payment for the Securities.

     10. If this Agreement shall be terminated by fault of the Purchaser, the Issuers shall not then be under any liability to the Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Issuers as provided herein, the Issuers, jointly and severally, agree to reimburse the Purchaser for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchaser in making preparations for the purchase, sale and delivery of the Securities, but the Issuers shall then be under no further liability to the Purchaser except as provided in Sections 6 and 8 hereof.

     11. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchaser shall be delivered or sent by mail, telex or facsimile transmission to you, Goldman, Sachs & Co., at 85 Broad Street, New York, New York 10004, Attention: Registration Department, with a copy to William
M. Hartnett, Esq., Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005; and if to the Issuers shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     12. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchaser, the Issuers and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Issuers and each person who controls any Issuer or the Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Purchaser shall be deemed a successor or assign by reason merely of such purchase.

     13. Time shall be of the essence of this Agreement.

     14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     16. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without the Purchaser imposing any limitation of any kind.

     If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you this letter and such acceptance hereof shall constitute a binding agreement between the Purchaser and each of the Issuers.

                                          Very truly yours,

                                          VICAR OPERATING, INC.


                                          By:  /S/ ROBERT L. ANTIN
                                               --------------------------------
                                               Name:   Robert L. Antin
                                               Title:  Chief Executive Officer
                                                       and President



                                          VCA ANTECH, INC.


                                          By:  /S/ ROBERT L. ANTIN
                                               --------------------------------
                                               Name:   Robert L. Antin
                                               Title:  Chief Executive Officer
                                                       and President


                                          SUBSIDIARY GUARANTORS:


                                AAH MERGER CORPORATION

                                ACADEMY ANIMAL, INC.

                                ANDERSON ANIMAL HOSPITAL, INC.

                                ANIMAL CLINIC OF SANTA CRUZ, INC.

                                BERWYN VETERINARIAN HOSPITAL, INC.

                                ANIMAL CENTER, INC.

                                CLARMAR ANIMAL HOSPITAL, INC.


                                    PAGE S-1

                                CACOOSING ANIMAL HOSPITAL, LTD.

                                DETWILER VETERINARY CLINIC, INC.

                                DIAGNOSTIC VETERINARY SERVICE, INC.

                                EAGLE PARK ANIMAL CLINIC, INC.

                                EAGLE RIVER VETERINARY HOSPITAL, INC.

                                EDGEBROOK, INC.

                                FLORIDA VETERINARY LABORATORIES, INC.

                                FOX CHAPEL ANIMAL HOSPITAL, INC.

                                FREEHOLD VETERINARY HOSPITAL, INC.

                                GLEN ANIMAL HOSPITAL, INC.

                                GOLDEN MERGER CORPORATION

                                H.B. ANIMAL CLINICS, INC.

                                HIGHLANDS ANIMAL HOSPITAL, INC.

                                KIRKWOOD ANIMAL HOSPITAL-LEA M.E.
                                TAMMI, V.M.D., P.A.

                                KIRKWOOD ANIMAL HOSPITAL BOARDING AND
                                GROOMING, INC.

                                LAKE JACKSON VETERINARY CLINIC, INC.

                                LAKEWOOD ANIMAL HOSPITAL, INC.

                                LAMMERS VETERINARY HOSPITAL, INC.


                                    PAGE S-2

                                LEWELLING VETERINARY CLINIC, INC.

                                MAIN STREET SMALL ANIMAL HOSPITAL, INC.

                                M.S. ANIMAL HOSPITALS, INC.

                                MILLER ANIMAL HOSPITAL

                                NEWARK ANIMAL HOSPITAL, INC.

                                NORTH ROCKVILLE VETERINARY HOSPITAL, INC.

                                NORTHERN ANIMAL HOSPITAL, INC.

                                NORTHSIDE ANIMAL HOSPITAL, P.C.

                                NOYES ANIMAL HOSPITAL, INC.

                                OAK HILL VETERINARY HOSPITAL, INC.

                                OLD TOWN VETERINARY HOSPITAL, INC.

                                PETS' RX NEVADA, INC.

                                PETS' RX, INC.

                                PPI OF PENNSYLVANIA, INC.

                                PRINCETON ANIMAL HOSPITAL, INC.

                                PROFESSIONAL VETERINARY SERVICES, INC.

                                RIVIERA ANIMAL HOSPITAL, INC.

                                SILVER SPUR ANIMAL HOSPITAL, INC.

                                SOUTH COUNTY VETERINARY CLINIC, INC.


                                    PAGE S-3

                                SOUTHEAST AREA VETERINARY MEDICAL CENTER, P.C.

                                SPANISH RIVER ANIMAL HOSPITAL, INC.

                                TAMPA ANIMAL MEDICAL CENTER, INC.

                                THE PET PRACTICE (FLORIDA), INC.

                                THE PET PRACTICE (ILLINOIS), INC.

                                THE PET PRACTICE (MASSACHUSETTS), INC.

                                THE PET PRACTICE OF MICHIGAN, INC.

                                VCA - ASHER, INC.

                                VCA ALBANY ANIMAL HOSPITAL, INC.

                                VCA KANEOHE ANIMAL HOSPITAL

                                VCA - ROSSMOOR, INC.

                                VCA ALABAMA, INC.

                                VCA ALBUQUERQUE, INC.

                                VCA ALL PETS ANIMAL COMPLEX, INC.

                                VCA ALPINE ANIMAL HOSPITAL, INC.

                                VCA ANDERSON OF CALIFORNIA ANIMAL HOSPITAL, INC.

                                VCA ANIMAL HOSPITALS, INC.

                                VCA APAC ANIMAL HOSPITAL, INC.


                                    PAGE S-4

                                VCA CACOOSING ANIMAL HOSPITAL, INC.

                                VCA CASTLE SHANNON VETERINARY HOSPITAL, INC.

                                VCA CENTERS-TEXAS, INC.

                                VCA CENVET, INC.

                                VCA CLARMAR ANIMAL HOSPITAL, INC.

                                VCA CLINICAL VETERINARY LABS, INC.

                                VCA CLINIPATH LABS, INC.

                                VCA CLOSTER, INC.

                                VCA DETWILER ANIMAL HOSPITAL, INC.

                                VCA DOVER ANIMAL HOSPITAL, INC.

                                VCA EAGLE RIVER ANIMAL HOSPITAL, INC.

                                VCA EAST ANCHORAGE ANIMAL HOSPITAL, INC.

                                VCA GREATER SAVANNAH ANIMAL HOSPITAL, INC.

                                VCA HOWELL BRANCH ANIMAL HOSPITAL, INC.

                                VCA LAMB AND STEWART ANIMAL HOSPITAL, INC.

                                VCA LAMMERS ANIMAL HOSPITAL, INC.

                                VCA LEWIS ANIMAL HOSPITAL, INC.

                                VCA MARINA ANIMAL HOSPITAL, INC.


                                    PAGE S-5

                                VCA MILLER-ROBERTSON #152

                                VCA MISSION, INC.

                                VCA NORTHBORO ANIMAL HOSPITAL, INC.

                                VCA NORTHWEST VETERINARY DIAGNOSTICS, INC.

                                VCA OF COLORADO-ANDERSON, INC.

                                VCA OF NEW YORK, INC.

                                VCA OF SAN JOSE, INC.

                                VCA OF TERESITA, INC.

                                VCA PROFESSIONAL ANIMAL LABORATORY, INC.

                                VCA REAL PROPERTY ACQUISITION CORPORATION

                                VCA REFERRAL ASSOCIATES ANIMAL HOSPITAL, INC.

                                VCA ROHRIG ANIMAL HOSPITAL, INC.

                                VCA SILVER SPUR ANIMAL HOSPITAL, INC.

                                VCA SOUTH SHORE ANIMAL HOSPITAL, INC.

                                VCA ST. PETERSBERG ANIMAL HOSPITAL, INC.

                                VCA TEXAS MANAGEMENT, INC.

                                VCA WYOMING ANIMAL HOSPITAL, INC.


                                    PAGE S-6

                                VETERINARY CENTERS OF AMERICA-TEXAS, L.P.

                                VETERINARY HOSPITALS, INC.

                                W.E. ZUSCHLAG, D.V.M., WORTH ANIMAL
                                HOSPITAL, CHARTERED

                                WEST LOS ANGELES VETERINARY MEDICAL GROUP, INC.

                                WILLIAM C. FOUTS, LTD.

                                WINGATE, INC.



                                          By:  /S/ ROBERT L. ANTIN
                                               --------------------------------
                                               Name:   Robert L. Antin
                                               Title:  Chief Executive Officer
                                                       and President


                                    PAGE S-7

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.


By:  /S/ GOLDMAN, SACHS & CO.
    -----------------------------
          (Goldman, Sachs & Co.)


                                    PAGE S-8

                                   SCHEDULE I


                                   GUARANTORS


VCA ANTECH, INC.

AAH MERGER CORPORATION

ACADEMY ANIMAL, INC.

ANDERSON ANIMAL HOSPITAL, INC.

ANIMAL CENTER, INC.

ANIMAL CLINIC OF SANTA CRUZ, INC.

BERWYN VETERINARIAN HOSPITAL, INC.

CACOOSING ANIMAL HOSPITAL, LTD.

CLARMAR ANIMAL HOSPITAL, INC.

DETWILER VETERINARY CLINIC, INC.

DIAGNOSTIC VETERINARY SERVICE, INC.

EAGLE PARK ANIMAL CLINIC, INC.

EAGLE RIVER VETERINARY HOSPITAL, INC.

EDGEBROOK, INC.

FLORIDA VETERINARY LABORATORIES, INC.

FOX CHAPEL ANIMAL HOSPITAL, INC.

FREEHOLD VETERINARY HOSPITAL, INC.

GLEN ANIMAL HOSPITAL, INC.

GOLDEN MERGER CORPORATION

H.B. ANIMAL CLINICS, INC.

HIGHLANDS ANIMAL HOSPITAL, INC.

KIRKWOOD ANIMAL HOSPITAL-LEA M.E. TAMMI, V.M.D., P.A.

KIRKWOOD ANIMAL HOSPITAL BOARDING AND GROOMING, INC.

LAKE JACKSON VETERINARY CLINIC, INC.

LAKEWOOD ANIMAL HOSPITAL, INC.

LAMMERS VETERINARY HOSPITAL, INC.


                                   PAGE S-I-1

LEWELLING VETERINARY CLINIC, INC.

MAIN STREET SMALL ANIMAL HOSPITAL, INC.

M.S. ANIMAL HOSPITALS, INC.

MILLER ANIMAL HOSPITAL

NEWARK ANIMAL HOSPITAL, INC.

NORTH ROCKVILLE VETERINARY HOSPITAL, INC.

NORTHERN ANIMAL HOSPITAL, INC.

NORTHSIDE ANIMAL HOSPITAL, P.C.

NOYES ANIMAL HOSPITAL, INC.

OAK HILL VETERINARY HOSPITAL, INC.

OLD TOWN VETERINARY HOSPITAL, INC.

PETS' RX NEVADA, INC.

PETS' RX, INC.

PPI OF PENNSYLVANIA, INC.

PRINCETON ANIMAL HOSPITAL, INC.

PROFESSIONAL VETERINARY SERVICES, INC.

RIVIERA ANIMAL HOSPITAL, INC.

SILVER SPUR ANIMAL HOSPITAL, INC.

SOUTH COUNTY VETERINARY CLINIC, INC.

SOUTHEAST AREA VETERINARY MEDICAL CENTER, P.C.

SPANISH RIVER ANIMAL HOSPITAL, INC.

TAMPA ANIMAL MEDICAL CENTER, INC.

THE PET PRACTICE (FLORIDA), INC.

THE PET PRACTICE (ILLINOIS), INC.

THE PET PRACTICE OF MASSACHUSETTS, INC.

THE PET PRACTICE OF MICHIGAN, INC.

VCA - ASHER, INC.

VCA ALBANY ANIMAL HOSPITAL, INC.

VCA KANEOHE ANIMAL HOSPITAL

VCA - ROSSMOOR, INC.


                                   PAGE S-I-2

VCA ALABAMA, INC.

VCA ALBUQUERQUE, INC.

VCA ALL PETS ANIMAL COMPLEX, INC.

VCA ALPINE ANIMAL HOSPITAL, INC.

VCA ANDERSON OF CALIFORNIA ANIMAL HOSPITAL, INC.

VCA ANIMAL HOSPITALS, INC.

VCA APAC ANIMAL HOSPITAL, INC.

VCA CACOOSING ANIMAL HOSPITAL, INC.

VCA CASTLE SHANNON VETERINARY HOSPITAL, INC.

VCA CENTERS-TEXAS, INC.

VCA CENVET, INC.

VCA CLARMAR ANIMAL HOSPITAL, INC.

VCA CLINICAL VETERINARY LABS, INC.

VCA CLINIPATH LABS, INC.

VCA CLOSTER, INC.

VCA DETWILER ANIMAL HOSPITAL, INC.

VCA DOVER ANIMAL HOSPITAL, INC.

VCA EAGLE RIVER ANIMAL HOSPITAL, INC.

VCA EAST ANCHORAGE ANIMAL HOSPITAL, INC.

VCA GREATER SAVANNAH ANIMAL HOSPITAL, INC.

VCA HOWELL BRANCH ANIMAL HOSPITAL, INC.

VCA LAMB AND STEWART ANIMAL HOSPITAL, INC.

VCA LAMMERS ANIMAL HOSPITAL, INC.

VCA LEWIS ANIMAL HOSPITAL, INC.

VCA MARINA ANIMAL HOSPITAL, INC.

VCA MILLER-ROBERTSON #152

VCA MISSION, INC.

VCA NORTHBORO ANIMAL HOSPITAL, INC.


                                   PAGE S-I-3

VCA NORTHWEST VETERINARY DIAGNOSTICS, INC.

VCA OF COLORADO - ANDERSON, INC.

VCA OF NEW YORK, INC.

VCA OF SAN JOSE, INC.

VCA OF TERESITA, INC.

VCA PROFESSIONAL ANIMAL LABORATORY, INC.

VCA REAL PROPERTY ACQUISITION CORPORATION

VCA REFERRAL ASSOCIATES ANIMAL HOSPITAL, INC.

VCA ROHRIG ANIMAL HOSPITAL, INC.

VCA SILVER SPUR ANIMAL HOSPITAL, INC.

VCA SOUTH SHORE ANIMAL HOSPITAL, INC.

VCA ST. PETERSBURG ANIMAL HOSPITAL, INC.

VCA TEXAS MANAGEMENT, INC.

VCA WYOMING ANIMAL HOSPITAL, INC.

VETERINARY CENTERS OF AMERICA-TEXAS, L.P.

VETERINARY HOSPITALS, INC.

W.E. ZUSCHLAG, D.V.M., WORTH ANIMAL HOSPITAL, CHARTERED

WEST LOS ANGELES VETERINARY MEDICAL GROUP, INC.

WILLIAM C. FOUTS, LTD.

WINGATE, INC.


                                   PAGE S-I-4

                                                                      ANNEX I


     Pursuant to Section 7(c) of the Purchase Agreement, the accountants shall furnish letters to the Purchaser to the effect that:

          (i) They are independent certified public accountants with respect to Holdings and its subsidiaries under rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct, and its interpretations and rulings;

          (ii) In their opinion, the consolidated financial statements and financial statement schedules audited by them and included in the Offering Circular comply as to form in all material respects with the applicable requirements of the Act and the related published rules and regulations;

          (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

          (iv) On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of Holdings and its subsidiaries, inspection of the minute books of Holdings and its subsidiaries since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of Holdings and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular;

               (B) any other unaudited income statement data and balance sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Circular;


                                  PAGE A-II-1

               (C) the unaudited financial statements which were not included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Offering Circular and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Circular;

               (D) any unaudited pro forma consolidated condensed financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular or any increase in the consolidated long-term debt of Holdings and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Purchaser, or any increases in any items specified by the Purchaser, in each case as compared with amounts shown in the latest balance sheet included in the Offering Circular except in each case for changes, increases or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

               (F) for the period from the date of the latest financial statements included in the Offering Circular to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Purchaser, or any increases in any items specified by the Purchaser, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Purchaser, except in each case for decreases or increases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

          (v) In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs
     (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial


                                  PAGE A-II-2
     information specified by the Purchaser, which are derived from the general accounting records of Holdings and its subsidiaries, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of Holdings and its subsidiaries and have found them to be in agreement.


                                  PAGE A-II-3